     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 7, 1998.

                                                       REGISTRATION NO. 333-
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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                ---------------

                                   FORM S-4
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                                ---------------

                               ARIS CORPORATION
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

      WASHINGTON                     7379                  91-1497147
   (STATE OR OTHER            (PRIMARY STANDARD         (I.R.S. EMPLOYER
   JURISDICTION OF                INDUSTRIAL         IDENTIFICATION NUMBER)
   INCORPORATION OR          CLASSIFICATION CODE
    ORGANIZATION)                  NUMBER)

 2229 112TH AVENUE NE                                CT CORPORATION SYSTEMS
 BELLEVUE, WASHINGTON                                   520 PIKE STREET
 98004 (425) 372-2747                              SEATTLE, WASHINGTON 98101
     (ADDRESS AND                                        (206) 622-4511
 TELEPHONE NUMBER OF                              (NAME, ADDRESS AND TELEPHONE
     REGISTRANT'S                                 NUMBER OF AGENT FOR SERVICE)
 PRINCIPAL EXECUTIVE
       OFFICES)

                                ---------------

                                  COPIES TO:

BRADLEY B. FURBER, ESQ.    NORBERT W. SUGAYAN, JR., ESQ. MICHAEL D. HARRIS, ESQ.    NINA S. GORDON, P.A.
JEFFREY M. HEUTMAKER,      GENERAL COUNSEL               BETH J. HARRIS, ESQ.       DALE S. BERGMAN, P.A.
ESQ.                       ARIS CORPORATION              MICHAEL HARRIS, P.A.       BROAD AND CASSEL
VAN VALKENBERG FURBER LAW  2229 112TH AVENUE NE          SUITE 400                  201 SOUTH BISCAYNE BLVD.
GROUP P.L.L.C.             BELLEVUE, WASHINGTON 98004    712 U.S. HIGHWAY ONE       SUITE 3000
1325 FOURTH AVENUE, SUITE  TELEPHONE: (425) 372-2747     NORTH PALM BEACH, FL 33408 MIAMI, FL 33131
1200                       FACSIMILE: (425) 372-2799     TELEPHONE: (561) 844-3600  TELEPHONE: (305) 373-9400
SEATTLE, WASHINGTON                                      FACSIMILE: (561) 845-0108  FACSIMILE: (305) 373-9493
98101-2509
TELEPHONE: (206) 464-0460
FACSIMILE: (206) 464-2857

                                ---------------

  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement which relates to the merger (the "Merger") of InTime Systems International, Inc. ("InTime") with and into ARIS Corporation ("ARIS") pursuant to the Merger Agreement described herein.

                                ---------------

  If any of these securities being registered in this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. [X]
  If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [_]
  If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [X] 333-51859
  If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

                        CALCULATION OF REGISTRATION FEE

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                                                             PROPOSED       PROPOSED
                                                             MAXIMUM        MAXIMUM      AMOUNT OF
  TITLE OF EACH CLASS OF SECURITIES TO BE    AMOUNT TO BE OFFERING PRICE   AGGREGATE    REGISTRATION
                REGISTERED                    REGISTERED    PER SHARE    OFFERING PRICE    FEE(1)
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
Common Stock, without par value...........     100,982        $30.21       $3,050,666        $0
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Warrants..................................      96,107            --               --        --
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Common Stock issuable upon exercise of War-
 rants....................................      96,107        $30.21       $2,903,392        $0
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Total Registration Fee....................          --            --       $5,954,058        $0
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
(1)  No fee required pursuant to Rule 457(a).

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

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

              ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

  Sections 23B.08.500 through 23B.08.600 of the Washington Business Corporation Act authorize a court to award, or a corporation's board of directors to grant, indemnification to directors and officers on terms sufficiently broad to permit indemnification under certain circumstances for liabilities arising under the Securities Act of 1933, as amended (the Securities Act). Article 9 of the registrant's Amended and Restated Bylaws provides for indemnification of the registrant's directors, officers, employees and agents to the fullest extent permitted by law.

  Section 23B.08.320 of the Washington Business Corporation Act authorizes a corporation to limit a director's liability to the corporation or its shareholders for monetary damages for acts or omissions as a director, except in certain circumstances involving intentional misconduct, knowing violations of law or illegal corporate loans or distributions, or any transaction from which the director personally receives a benefit in money, property or services to which the director is not legally entitled. Article VI of the registrant's Amended and Restated Articles of Incorporation contains provisions implementing, to the fullest extent permitted by Washington law, such limitations on a director's liability to the registrant and its shareholders.

             ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

  2.1+ --Agreement and Plan of Merger dated as of April 26, 1998, by and between ARIS Corporation ("ARIS") and InTime Systems International,
         Inc. ("InTime").
  2.2+ --Amendment No. 1 to Agreement and Plan of Merger dated as of May 27,
         1998 by and between ARIS and InTime.
  3.1* --Amended and Restated Articles of Incorporation of ARIS.
  3.2* --Amended and Restated Bylaws of ARIS.
  4.1* --Articles IV and V of the Amended and Restated Articles of ARIS (filed as Exhibit 3.1).
  4.2* --Articles II, IV, VI, VII, IX, X and XI of the Amended and Restated
         Bylaws of ARIS (filed as Exhibit 3.2).
  4.3+ --Form of ARIS Warrant.
  5.1+ --Opinion of Van Valkenberg Furber Law Group, P.L.L.C. as to legality of securities to be issued.
  8.1+ --Opinion of Price Waterhouse as to certain federal income tax consequences.
 11.1+ --Statement re computation of per share earnings.
 21.1+ --List of the Company's Subsidiaries.
 23.1+ --Consent of Van Valkenberg Furber Law Group P.L.L.C. (included in
         Exhibit 5.1).
 23.2+ --Consent of Price Waterhouse LLP, independent certified public accountants for ARIS.
 23.3+ --Consent of Price Waterhouse LLP, independent certified public accountants for InTime.
 23.4+ --Consent of Moores Rowland Chartered Accountants.
 23.5+ --Consent of Raymond James & Associates, Inc. (included in its fairness opinion attached as Appendix C to the Proxy Statement/Prospectus).
 24.1+ --Power of Attorney (included in the signature page to this Registration
         Statement).
 27.1+ --Financial Data Schedule.
 99.1+ --InTime Letter to Stockholders
 99.2+ --InTime Notice of Special Meeting of Stockholders
 99.3+ --Form of proxy card to be mailed to stockholders of InTime
 99.4+ --Form of Irrevocable Proxy granted by William E. Berry and John E.
         Steiner.

--------
(+) Filed as an exhibit to the Form S-4 Registration Statement (No. 333-
    51859), as amended through the date hereof and incorporated herein by reference.
(*) Filed as an exhibit to the Form S-1 Registration Statement (No. 333-
    25409), as amended through the date hereof and incorporated herein by reference.

                            ITEM 22. UNDERTAKINGS.

  The undersigned Registrant hereby undertakes:

  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

    (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

    (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (4) That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

  (5) That every prospectus: (i) that is filed pursuant to paragraph (2) immediately preceding, or (ii) that purports to meet the requirements of
Section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the Registration Statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (6) To respond to requests for information that is incorporated by reference into the Prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

  (7) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

  Insofar as the indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                  SIGNATURES

  IN ACCORDANCE WITH THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED IN THE CITY OF BELLEVUE, STATE OF WASHINGTON, ON JULY 7, 1998.

                                          ARIS CORPORATION

                                                     /s/ Paul Y. Song
                                          By___________________________________
                                                       PAUL Y. SONG
                                               President and Chief Executive
                                                          Officer

  In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

              SIGNATURE                              TITLE                     DATE
              ---------                              -----                     ----

          /s/ Paul Y. Song             Chairman, President and Chief       July 7, 1998
______________________________________  Executive Officer (Principle
             PAUL Y. SONG               Executive Officer)

       /s/ Thomas W. Averill           Vice President, Finance and Chief   July 7, 1998
______________________________________  Financial Officer (Principle
          THOMAS W. AVERILL             Financial and Accounting
                                        Officer)

        /s/ Kendall W. Kunz            Senior Vice President of North      July 7, 1998
______________________________________  America and Director
           KENDALL W. KUNZ

        /s/ Bruce R. Kennedy           Director                            July 7, 1998
______________________________________
           BRUCE R. KENNEDY

      /s/ Kenneth A. Williams          Director                            July 7, 1998
______________________________________
         KENNETH A. WILLIAMS